Exhibit   3.1  Articles of Incorporation


DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, NV 89701-4201
(775) 684-5708

Articles of Incorporation
(PURSUANT TO NRS 78)

1.  Name of Corporation		Wannigan Ventures, Inc.

2.  Resident Agent Name 	Stevenson Management Group, Inc.
    and Street Address		9750 Peace Way #2090    Las Vegas  NV 89147

3.  Shares				Number of shares
					with par value		Par Value
					25,000,000			$.001

4.  Names, Addresses          1. Name:  Kevin Murphy
    Number of Board of           Street Address		City  State   Zip
    Directors/Trustees           1109 7th Court    Fox Island  WA  98333

5.  Purpose                    The purpose of this corporation shall be:
                                All Legal Purposes
6.  Other Matters:

7.  Names, Addresses            Kevin Murphy
    and Signatures of           1109  7th Court   Fox Island WA  98333
    incorporators:

8.  Certificat of               I hereby accept appointment as Resident
Agent
    Acceptance of                for the above named corporation.
    Appointment of
    Resident Agent:              Stevenson Management Group, Inc.   8/15/03